AIM BALANCED-RISK RETIREMENT NOW FUND                             SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   12/31/2009
FILE NUMBER :        811-2699
SERIES NO.:          18

72DD.       1  Total income dividends for which record date passed during the period. (000's Omitted)
               Class A                                  $    63
            2  Dividends for a second class of open-end company shares (000's Omitted)
               Class B                                  $    18
               Class C                                  $    10
               Class R                                  $    16
               Class Y                                  $     1
               Institutional Class                      $     3

73A.           Payments per share outstanding during the entire current period: (form nnn.nnnn)
            1  Dividends from net investment income
               Class A                                   0.4419
            2  Dividends for a second class of open-end company shares (form nnn.nnnn)
               Class B                                   0.3822
               Class C                                   0.3818
               Class R                                   0.4222
               Class Y                                   0.4620
               Institutional Class                       0.4620

74U.        1  Number of shares outstanding (000's Omitted)
               Class A                                      170
            2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
               Class B                                       45
               Class C                                       34
               Class R                                       45
               Class Y                                        2
               Institutional Class                            6

74V.        1  Net asset value per share (to nearest cent)
               Class A                                  $  8.23
            2  Net asset value per share of a second class of open-end company shares (to nearest cent)
               Class B                                  $  8.24
               Class C                                  $  8.23
               Class R                                  $  8.24
               Class Y                                  $  8.23
               Institutional Class                      $  8.23